                                                                    EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                       AMERICA'S FAVORITE CHICKEN COMPANY


         To form a Minnesota business corporation under and pursuant to the Minnesota Business Corporation Act, the following articles of incorporation are adopted:

                                ARTICLE 1. NAME

         The name of the Corporation is "America's Favorite Chicken Company."


                          ARTICLE 2. REGISTERED OFFICE

         The address of the registered office of the Corporation in Minnesota is CT Corporation System, Inc., 405 Second Avenue South, Minneapolis, Minnesota 55401.

                          ARTICLE 3. AUTHORIZED SHARES

         Section 1. Authorized Classes of Stock. The total number of shares which this Corporation is authorized to issue is 27,500,000 shares, of which 25,000,000 shares of the par value of $.01 per share are designated Common Stock (herein referred to as "Common Stock") and 2,500,000 shares of the par value of $.01 per share are designated Preferred Stock (herein referred to as "Preferred Stock"). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         Section. 2. Description of Capital Stock. The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof.

                                PREFERRED STOCK

         A. Rights and Restrictions of Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this

Article 3 and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                  (1) The number of shares constituting such series and the designation of such series.

                  (2) The dividend rate of such series, which may be fixed or variable, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or noncumulative.

                  (3) Whether the shares of such series shall be subject to redemption by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

                  (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

                  (5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

                  (6) The restrictions, if any, on the issue or reissue of any additional Preferred Stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series.

                  (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  (8) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, in addition to any voting powers required by law.

                  (9) The preemptive rights, if any, of the holders of the shares of such series.


                                  COMMON STOCK

         B. Rights and Restrictions of Common Stock. The holders of the Common Stock shall have and possess all rights as shareholders of the Corporation, except as such rights may be limited by the preferences, rights, limitations and restrictions of the Preferred Stock. Subject to provisions of a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, dividends may be declared by the Board of Directors and paid from time to time out of any funds legally available therefor. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, all assets and funds of the Corporation remaining after paying all amounts payable to the holders of Preferred Stock, as provided by a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, shall be distributed to the holders of Common Stock ratably according to the number of shares of Common Stock held.


                                OTHER PROVISIONS

         C. Preemptive Rights. Except as otherwise provided with respect to a series of Preferred Stock by the resolution or resolutions of the Board of Directors establishing such series of Preferred Stock, the holders of shares of this Corporation shall have the preemptive rights provided by section 302A.413 of the Minnesota Statutes.

         D. Cumulative Voting Rights. No holder of any shares of capital stock of the Corporation shall have any cumulative voting rights.

         E. Voting by Classes. Except as otherwise required by law or by the provisions of a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, all matters shall be voted upon without distinction as to classes or series of stock.

                         ARTICLE 4.  DIRECTOR LIABILITY

         A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article 4 became effective.

         If the Minnesota Business Corporation Act is hereafter amended to authorize any further limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as amended.

         Any repeal or modification of the foregoing provisions of this Article 4 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                            ARTICLE 5. INCORPORATOR

         The name and address of the incorporator, who is a natural person of full age, are Gary L. Tygesson, 2200 First Bank Place East, Minneapolis, Minnesota 55402.


Dated: July 24, 1992
       -------------


                                    /s/ Gary L. Tygesson
                                    --------------------------------
                                    Gary L. Tygesson

                           CERTIFICATE OF DESIGNATION
                                       OF
                            8% CUMULATIVE REDEEMABLE
                                PREFERRED STOCK
                                       OF
                       AMERICA'S FAVORITE CHICKEN COMPANY

                      (Pursuant to Section 302A.401 of the
                       Minnesota Business Corporation Act)


         America's Favorite Chicken Company, a corporation organized and existing under the Minnesota Business Corporation Act (the "Corporation"), hereby certifies that the following resolution was adopted as of October 30, 1992 by the Board of Directors of the Corporation:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), there hereby is created, out of the 2,500,000 shares of Preferred Stock of the Corporation authorized in Article 3 of the Articles of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 560,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Articles of Incorporation which are applicable to the Preferred Stock):

         Section 1. Designation of Amount. The shares of such series shall be designated as "8% Cumulative Redeemable Preferred Stock" (the "8% Preferred Stock") and the authorized number of shares constituting such series shall be 560,000 shares. The par value of the 8% Preferred Stock shall be $.01 per share.

         Section 2.        Dividends.

         (a) The holders of shares of the 8% Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends on the shares of the 8% Preferred Stock at the rate of $8.00 per annum per share, and no more, payable in equal quarterly installments on February 5, May 5, August 5 and November 5 in each year, commencing February 5, 1993. Such dividends shall be cumulative and shall accrue (whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends) on a daily basis, from the date of original issue of each share of the 8% Preferred Stock and, if unpaid, dividends shall compound additional dividends on a daily basis at the rate of 8% per annum. Each such dividend shall be paid to the holders of record of the shares of the 8% Preferred Stock as they appear on the share register of the Corporation on the 10th day preceding the dividend payment date.

         (b) If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of the 8% Preferred Stock and shares of any other preferred stock ranking on a parity as to dividends with the 8% Preferred Stock, all dividends declared upon shares of the 8% Preferred Stock and of any other preferred stock ranking on a parity as to dividends shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the 8% Preferred Stock and such other shares of preferred stock shall bear to each other the same ratio that accrued dividends per share, including dividends in arrears, if any, on the shares of the 8% Preferred Stock and such other shares of preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends on the shares of the 8% Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends (other than dividends in shares of the Common Stock (as hereinafter defined) or in shares of any other capital stock of the Corporation ranking junior to the 8% Preferred Stock as to dividends) shall be paid or declared and set aside for payment or other distribution made upon the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), or any other capital stock of the Corporation ranking junior to or on a parity with the 8% Preferred Stock as to dividends, nor shall any shares of the Common Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with the 8% Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation (except by the conversion into or exchange for shares of capital stock of the Corporation ranking junior to the 8% Preferred Stock as to dividends).

         The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of preferred stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such preferred stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of preferred stock.

         (c) Dividends payable on the shares of the 8% Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

         Section 3.     Optional Redemption.

         (a) The shares of the 8% Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part, at any time on or after the date of original issuance, subject to the limitations set forth below, at a redemption price of $100.00 per share plus all dividends accrued and unpaid on the shares of the 8% Preferred Stock up to the date fixed for redemption, upon giving notice as provided hereinbelow.

         (b) If less than all of the outstanding shares of the 8% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata.

         (c) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the 8% Preferred Stock, a written notice shall be mailed to each holder of record of shares of the 8% Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (an "Optional Redemption Date"), and calling upon such holder to surrender to the Corporation on the Optional Redemption Date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Optional Redemption Date each holder of shares of the 8% Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Optional Redemption Date, provided that the Corporation has deposited sufficient funds in accordance with the following sentence, all dividends on the shares of the 8% Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Optional Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. The Corporation prior to the Optional Redemption Date shall deposit the redemption price (including all accrued and unpaid dividends up to the Optional Redemption Date) of shares of the 8% Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, and the aforesaid notice to holders of shares of the 8% Preferred Stock to be redeemed shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Optional Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Optional Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of the 8% Preferred Stock at the end of two years after the Optional Redemption Date shall be returned by such bank or trust company to the Corporation.

         (d) Shares of the 8% Preferred Stock redeemed pursuant to the provisions of this Section 3 shall thereupon be retired and may not be reissued as shares of the 8% Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

         Section 4.         Mandatory Redemption.

         (a) At least 30 days but not more than 60 days prior to November 5, 2002 the "Mandatory Redemption Date"), a written notice shall be mailed to each holder of record of shares of the 8% Preferred Stock in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder that his shares of 8% Preferred Stock will be redeemed on the Mandatory Redemption Date and calling upon such holder to surrender to the Corporation on the Mandatory Redemption Date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. The redemption price shall be $100.00 per share of 8% Preferred Stock plus all dividends accrued and unpaid on the shares of the 8% Preferred Stock up to and including the Mandatory Redemption Date. On or after the Mandatory Redemption Date each holder of shares of the 8% Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such share shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the Mandatory Redemption Date, provided that the Corporation has deposited sufficient funds in accordance with the following sentence, all dividends on the shares of the 8% Preferred Stock shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Mandatory Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. The Corporation prior to the Mandatory Redemption Date shall deposit the redemption price (including all accrued and unpaid dividends up to the Mandatory Redemption
Date) of shares of the 8% Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, and the aforesaid notice to holders of shares of the 8% Preferred Stock to be redeemed shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Mandatory Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Mandatory Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of the 8% Preferred Stock at the end of two years after the Mandatory Redemption Date shall be returned by such bank or trust company to the Corporation.

         (b) Shares of the 8% Preferred Stock redeemed pursuant to the provisions of this Section 4 or surrendered to the Corporation shall thereupon be retired and may not be reissued as shares of the 8% Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to the series until such shares are once more designated as part of a particular series of the Preferred Stock.

         Section 5.         Voting Rights.

         (a) Except as otherwise provided in Section 5(b) or 8, or as required by law, the holders of shares of the 8% Preferred Stock shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote.

         (b) In the event that the Corporation shall have failed to declare and pay in full the dividends on the outstanding shares of the 8% Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive (a "Preferential Dividend Non-Payment"), the number of directors of the Corporation shall be increased by two and the holders of outstanding shares of the 8% Preferred Stock, voting together as a class shall be entitled to elect such additional directors until the full dividends on all outstanding shares of the 8% Preferred Stock have been declared and paid. Upon the occurrence of a Preferential Dividend Non-Payment, the Board of Directors shall within a reasonable period call a special meeting of the holders of shares of the 8% Preferred Stock for the purpose of electing the additional directors provided by the foregoing provisions. If and when all accumulated dividends on the shares of the 8% Preferred Stock have been declared and paid, the holders of shares of the 8% Preferred Stock shall be divested of the special voting rights provided by this Section 5(b), subject to revesting in the event of each and every subsequent Preferential Dividend Non-Payment. Upon termination of such special voting rights attributable to all holders of shares of the 8% Preferred Stock, the term of office of each director elected by the holders of shares of the 8% Preferred Stock (a "Preferred Stock Director") pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of the 8% Preferred Stock, voting as a separate class, at a meeting called for such purpose. So long as a Preferential Dividend Non-Payment shall continue, any vacancy in the office of a Preferred Stock Director may be filled by the Preferred Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of the 8% Preferred Stock. As long as the Preferential Dividend Non-Payment shall continue, holders of shares of the 8% Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation.

         Section 6.        Liquidation Rights.

         (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the 8% Preferred Stock shall be entitled to receive, in cash, out of the remaining net assets of the Corporation, the amount of One Hundred Dollars ($100.00) for each share of the 8% Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of the Common Stock or any other capital stock of the Corporation ranking (as to any such distribution) junior to the 8% Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of the 8% Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the 8% Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of the 8% Preferred Stock and such other classes and series of preferred stock ranking (as to any such distribution) on a parity with the 8% Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

         (b) For purposes of this Section 6, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation or (ii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided, however, that, in each case, effective provision is made in the articles of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of the 8% Preferred Stock.

         (c) After the payment of the full preferential amounts provided for herein to the holders of shares of the 8% Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

         Section 7.        "Put" Right; Repurchase with Notes.

         (a) Holders of shares of the 8% Preferred Stock shall have the right to require the Corporation to repurchase any or all such shares on November 5, 1998 (the "Repurchase Date") at a price of $100.00 per share plus all dividends accrued and unpaid on the shares of 8% Preferred Stock up to the Repurchase Date. Holders desiring their shares to be repurchased shall so notify the Corporation in writing not later than 20 days prior to the Repurchase Date. Shares to be repurchased shall be delivered to the Corporation together with any completed transfer documents reasonably required by the Board of Directors, against payment therefor, on the Repurchase Date. Shares so repurchased shall be retired and shall not be available for reissuance.

         (b) In lieu of repurchasing 8% Preferred Stock for cash, at the Corporation's option, all, but not less than all, of the shares of the 8% Preferred Stock delivered for repurchase pursuant to Section 7(a) may be repurchased by delivery of the Corporation's Fixed Rate Subordinated Notes due November 5, 2002 (the "Notes") substantially in the form attached hereto as Exhibit A at a rate of $100.00 principal amount of the Notes for each share of the 8% Preferred Stock to be so repurchased. The interest rate to be paid under the Notes shall be determined on the Repurchase Date in the manner specified in the Notes, and interest shall be paid quarterly in arrears from the later of the Repurchase Date or the most recent date for which interest has been paid. The entire principal amount of the Notes shall be payable in one installment at maturity. The Corporation may deliver Notes in lieu of cash only if, at the

Repurchase Date, there shall be no dividend arrearage (including the dividend payable on the Repurchase Date) on the shares of the 8% Preferred Stock. In the event that the amount required to repurchase a holder's shares of 8% Preferred Stock would result in the issuance of a Note in a principal amount which is not an integral multiple of $1,000, the difference between such principal amount and the highest integral multiple of $1,000 (which may be zero) which is less than such principal amount shall be paid to the holder in cash.

         (c) The Corporation will mail to each holder of record of shares of the 8% Preferred Stock written notice in the form described in the immediately following sentence not less than 30 nor more than 60 days prior to the Repurchase Date. Each such notice shall state: (i) that on the Repurchase Date the holders of 8% Preferred Stock may exercise their right to require the Corporation to repurchase shares, (ii) whether the Corporation will elect, in lieu of repurchasing shares for cash to repurchase shares through the delivery of Notes, (iii) the place or places where certificates for shares of the 8% Preferred Stock are to be surrendered for repurchase, and (iv) the date (which shall be 20 days prior to the Repurchase Date) prior to which holders must notify the Corporation of their election to have their shares repurchased.

         (d) For any share of 8% Preferred Stock delivered for repurchase pursuant to this Section 7, from and after the Repurchase Date (unless default shall be made by the Corporation in repurchasing the shares of the 8% Preferred Stock so delivered), dividends on such shares of the 8% Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the repurchase price) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares of the 8% Preferred Stock so repurchased (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be repurchased by the Corporation as aforesaid.

         (e) Shares of the 8% Preferred Stock repurchased pursuant to the provisions of this Section 7 or surrendered to the Corporation shall thereupon be retired and may not be reissued as shares of the 8% Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to the series until such shares are once more designated as part of a particular series of the Preferred Stock.

         Section 8. Limitations. In addition to any other rights provided by applicable law, so long as any shares of the 8% Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders (x) that own, in the aggregate 66-2/3% or more of the outstanding shares of the 8% Preferred Stock and (y) that represent the lesser of three or a majority of holders of shares of the 8% Preferred Stock, voting separately,

                  (a) create, authorize or issue any other class or series of preferred stock ranking prior to or on a parity with the 8% Preferred Stock as to dividends or upon liquidation; or

                  (b) change the preferences, rights or powers with respect to the 8% Preferred Stock so as to affect the 8% Preferred Stock adversely;

but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent in connection with any increase in the total number of authorized shares of the Common Stock provided, however, that no such vote or written consent of the holders of the shares of the 8% Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares of preferred stock is to be made or any such change is to take effect, as the case may be, all the then outstanding shares of the 8% Preferred Stock shall have been redeemed.

         Section 9. No Preemptive Rights. Holders of shares of the 8% Preferred Stock are hereby denied preemptive rights to subscribe for or acquire unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation, provided that this Section 9 shall not be construed to deny preemptive rights to any such holder in respect of any other class or series of the Corporation's capital stock owned by such holder.

         Section 10. Legend on Shares. The following legends shall be affixed to all certificates representing shares of 8% Preferred Stock:


         "The shares represented by this certificate are subject to the transfer restrictions and other provisions contained in a Shareholders Agreement dated November 5, 1992, originally between America's Favorite Chicken Company (the "Corporation"), Canadian Imperial Bank of Commerce, Eaton Vance Prime Rate Reserves, Pilgrim Prime Rate Trust, Van Kampen Merritt Prime Rate Income Trust, First Capital Life Insurance Company, Merrill Lynch & Co., Inc. and certain individuals. A copy of such Agreement has been filed with the Secretary of the Corporation and may be inspected at the Corporation's principal executive office in accordance with the provisions of the Minnesota Business Corporation Act."

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or qualified under any state blue sky or securities law, and may not be sold, transferred, assigned, pledged or hypothecated in the absence of such registration or qualification, or an exemption therefrom, or unless such Act or laws do not apply."

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Frank J. Belatti, its Chairman, President and Chief Executive Officer, this 30th day of October, 1992.


                                    AMERICA'S FAVORITE CHICKEN COMPANY



                                    By: /s/ Frank J. Belatti
                                       ------------------------------------
                                    Title: Chairman, President and
                                           Chief Executive Officer

                                                                       EXHIBIT A


[The Repurchase Date]



                      FORM OF FIXED RATE SUBORDINATED NOTE


     FOR VALUE RECEIVED, the undersigned, AMERICA'S FAVORITE CHICKEN COMPANY, a corporation organized and existing under the Minnesota Business Corporation Act (the "Corporation"), HEREBY PROMISES TO PAY to the order of [name of Holder of 8% Preferred Stock] (the "Holder") the principal sum of [$_________] in one single installment payment at maturity on November 5, 2002 (the "Maturity Date").

     The undersigned further promises to pay interest on the unpaid principal amount quarterly in arrears from the date hereof until the Maturity Date. This Subordinated Note shall bear interest at a rate per annum equal to the sum of the Seven Year Constant Maturity Rate plus 5%. The "Seven Year Constant Maturity Rate" shall be the arithmetic average of the two most recent weekly per annum Seven Year Average Yields (as defined in the following sentence) published by the Federal Reserve Board during the period of fourteen calendar days immediately prior to the seven calendar days immediately preceding the Repurchase Date. The "Seven Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of seven years). Both principal and interest are payable in lawful money of the United States of America to the Holder, at the headquarters office of the Corporation, in same day funds.

     This Subordinated Notes is one of the Notes referred to in Section 7(b) of Certificate of Designation of 8% Cumulative Redeemable Preferred Stock of the undersigned (the "Certificate"). The Certificate, among other things provides for (i) the delivery of the Notes in lieu of cash for the repurchase of the 8% Preferred Stock on the date set forth hereinabove (the "Repurchase Date") only in the event that, at the Repurchase Date, there is no dividend arrearage (including the dividend payable on the Repurchase Date) on the shares of the 8% Preferred Stock and (ii) payment to the Holder of an amount in cash which represents the difference between the principal amount and the highest integral multiple of $1000 (which may be zero) which is less than such principal amount.

     The indebtedness evidenced by this Subordinated Note is subordinate in right of payment to the prior payment in full of the Obligations (as defined in the Second Amended and Restated Loan Agreement among the Corporation, CIBC, Inc., Certain Banks and Other Financial Institutions and Canadian Imperial Bank of Commerce dated as of November 5, 1992 (the "Agreement")) now or hereafter existing under the Agreement, whether for principal or interest (including, without limitation, interest as provided in the Agreement after the filing of a petition initiating any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings), fees, expenses or otherwise.

         For the purposes of this Subordinated Note, the Obligations shall not be deemed to have been paid in full until and unless the banks and other financial institutions party to the Agreement (the "Banks") shall have received payment in full of the Obligations in cash.

         So long as any portion of the Obligations remains outstanding and unpaid, the undersigned shall make, and each Holder shall accept, payments only in respect of interest accrued and payable under this Subordinated Note. No payment under this Subordinated Note shall be made by or on behalf of the undersigned for or on account of the principal amount due hereunder, and the Holder shall not take or receive from the undersigned, directly or indirectly, in cash or other property or by set-off or in any other manner, payment of all or any of the principal under this Subordinated Note unless and until the Obligations shall have been paid in full.

         All payments or distributions under or with respect to this Subordinated Note which are received by a Holder contrary to the provisions of this Subordinated Note shall be received by it in trust for the benefit of the Banks, shall be segregated from other funds and property held by the Holder and shall be forthwith paid to the Agent for account of the Banks in the same form as so received (with any necessary indorsement) to be applied the payment or prepayment of the Obligations in accordance with the terms of the Agreement.

         Subject to payment in full of the Obligations, the Holder shall be subrogated (equally and ratably with the holders of all indebtedness of the Corporation that by its express terms is subordinated to senior indebtedness of the Corporation to the same extent that the Notes are subordinated and entitled to like rights of subrogation) to the rights of the Obligations to receive payments and distributions of cash, property and securities applicable to the Obligations until the principal of and interest on the Notes and all other amounts payable thereunder shall be paid in full.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.


                                             AMERICA'S FAVORITE
                                             CHICKEN COMPANY
                                             a Minnesota corporation



                                             By:
                                                 ------------------------------

                                             Title:
                                                    ---------------------------

                              ARTICLES OF MERGER
                                 FOR MERGER OF
                         AL COPELAND ENTERPRISES, INC.
                                      AND
                      AMERICA'S FAVORITE CHICKEN COMPANY


         Attached hereto and marked Exhibit A is an executed copy of the Agreement and Plan of Merger (the "Plan") dated as of November 5, 1992 by and between Al Copeland Enterprises, Inc., a Texas corporation, and America's Favorite Chicken Company, a Minnesota corporation, providing for the merger of Al Copeland Enterprises, Inc. with and into America's Favorite Chicken Company, the surviving corporation.

         The Plan has been approved by a vote of the sole shareholder of America's Favorite Chicken Company, pursuant to Section 302A.613, Subdivision 2, Minnesota Statutes.

         The Plan has been approved by Al Copeland Enterprises, Inc. in accordance with the applicable provisions of the Texas Business Corporation Act.

         IN WITNESS WHEREOF the constituent corporations to the merger have executed this document the 5th day of November, 1992.


                           AL COPELAND ENTERPRISES, INC.



                           By /s/ R.B. Layman
                             -------------------------------------------
                             R. Bruce Layman
                             Authorized Signatory*


                           AMERICA'S FAVORITE CHICKEN
                            COMPANY



                           By /s/ Frank J. Belatti
                             -------------------------------------------
                              Frank J. Belatti,
                              President and Chief Executive Officer

* The United States Bankruptcy Court, Western District of Texas designated Mr. Layman as an individual authorized to execute this document on behalf of Al Copeland Enterprises, Inc.

                                                                       EXHIBIT A
                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), made and entered into this 5th day of November, 1992, by and between Al Copeland Enterprises, Inc., a Texas corporation ("Copeland"), and America's Favorite Chicken Company, a Minnesota corporation ("AFC").

     WITNESSETH THAT:

     WHEREAS, the total number of authorized shares of Copeland is 250,000 shares of common stock, par value $.01 per share, of which 500 shares are issued and outstanding (the "Copeland Common Stock"), and 6,500,000 shares of redeemable preferred stock, par value $.01 per share, of which 2,731,113 shares are issued and outstanding (the "Copeland Preferred Stock");

     WHEREAS, the total number of authorized shares of AFC is 25,000,000 shares of common stock, par value $.01 per share, of which one share is issued and outstanding (the "AFC Common Stock") and 2,500,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding (the "AFC Preferred Stock");

     WHEREAS, there has been duly authorized and created a series of AFC Preferred Stock, designated as the "8% Cumulative Redeemable Preferred Stock," consisting of 560,000 shares, par value $.01 per share, of which no shares are issued and outstanding (the "AFC 8% Preferred Stock");

     WHEREAS, this Agreement has been approved by the Board of Directors and the sole shareholder of AFC pursuant to Section 302A.613 of the Minnesota Statutes;

     WHEREAS, approval of this Agreement by the Board of Directors and shareholders of Copeland is not required pursuant to Article 4.14 of the Texas Business Corporation Act; and

     WHEREAS, in accordance with the Chapter 11 Plan of Reorganization of Copeland in Case No. 91-12575-FM-11 in the United States Bankruptcy Court for the Western District of Texas (the "Court"), the parties hereto desire that Copeland and AFC be merged into a single corporation with AFC being the surviving corporation (the "Merger") on the terms and conditions set forth in this Agreement

     NOW, THEREFORE, in consideration of the foregoing recitals and the following covenants, terms and conditions, Copeland and AFC hereby agree as follows:

                                 1. THE MERGER


         1.1 Merger. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement, Chapter 302A of the Minnesota Statutes and
Article 5.06 of the Texas Business Corporation Act, Copeland shall be merged with and into AFC, the separate existence of Copeland shall cease and AFC shall continue as the surviving corporation under the corporate name "America's Favorite Chicken Company." (In such capacity, AFC is sometimes hereinafter referred to as the "Surviving Corporation.")

         1.2 Terms of Merger. At the Effective Time, by reason of the Merger and without any action on the part of Copeland, AFC or the shareholders thereof, (a) each share of Copeland Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished;
(b) each share of Copeland Preferred Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished; (c) the one share of AFC Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished; and (d) the number of shares of AFC Common Stock and AFC 8% Preferred Stock set forth below shall be issued to the respective entities named below in consideration for the forgiveness of certain indebtedness owed by Copeland to each such entity:

                                         Number of Shares              Number of Shares
                                             of AFC                         of AFC
     Entity                                Common Stock               8% Preferred Stock
     ------                              ----------------             ------------------
Canadian Imperial Bank of
 Commerce, New York Agency                                                 360,545

CIBC Capital Corporation                     3,856,919

Eaton Vance
 Prime Rate Reserves                           492,879                      54,895

SPAR & Co. (as nominee for
 Pilgrim Prime Rate Trust)                     190,831                      24,848

Van Kampen Merritt
 Prime Rate Income Trust                       278,540                      34,864

EBENCO (as nominee for
 First Capital Life Insurance Company)         190,831                      24,848

Merrill Lynch & Co., Inc.                    4,990,000                      60,000

         1.3 Effective Time. The Merger shall become effective at the time (the "Effective Time") that articles of merger, (i) prepared in accordance with this Agreement and Chapter 302A of the Minnesota Statutes, are filed with the Secretary of State of the State of Minnesota, and (ii) prepared in accordance with this Agreement and the Texas Business Corporation Act, are filed with the Secretary of State of the State of the State of Texas, and the Secretary of State of Texas issues a Certificate of Merger pursuant to Article 5.05 of the Texas Business Corporation Act.

         1.4 Effect of Merger. At the Effective Time, the separate existence of Copeland shall cease, Copeland shall be merged with and into AFC, AFC shall be the Surviving Corporation, all of the property, assets, rights, privileges, powers, franchises and immunities of Copeland and AFC shall vest in the Surviving Corporation, all of the debts, liabilities and obligations of Copeland and AFC shall become the debts, liabilities and obligations of the Surviving Corporation, and all of the effects set forth in Section 302A.641, Subdivision 2, of the Minnesota Statutes and in Article 5.06 of the Texas Business Corporation Act, shall obtain.

         1.5 Closing of Copeland Transfer Books. At the Effective Time, the stock transfer books of Copeland shall be closed and no transfer of shares of Copeland Common Stock or Copeland Preferred Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation, such certificates shall be cancelled.

         1.6 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of AFC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable law.

         1.7 Directors and Officers of AFC. The directors of AFC holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors are elected and qualified, or until their death, resignation or removal. The officers of AFC holding office immediately prior to the Effective Time shall be the officers of the Surviving Corporation (holding the same offices as they held with AFC) at the Effective Time and shall serve at the pleasure of the Board of Directors of the Surviving Corporation.

                               II. MISCELLANEOUS

         2.1 Abandonment. At any time before the Effective Time, this Agreement may be terminated and abandoned by agreement of the parties hereto.

         2.2 Amendment. At any time before the Effective Time, this Agreement may be amended, modified or supplemented by agreement of the parties.

hereto; provided, however, that no amendment, modification or supplement shall be made which would materially adversely affect the sole shareholder of AFC without the approval of such shareholder.

         2.3 Further Assurances. From time to time at and after the Effective Time, each party hereto agrees that it will execute and deliver, or cause to be executed and delivered, all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to complete the Merger provided for herein and the other transactions contemplated by this Agreement.

         2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         2.5 Counterparts. This Agreement may be signed in one or two parts, each of which parts shall constitute an original and taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.


                                    AL COPELAND ENTERPRISES, INC.



                                    By  /s/ R.B. Layman
                                      ----------------------------------------
                                       R. Bruce Layman
                                       Authorized Signatory*


                                    AMERICA'S FAVORITE CHICKEN
                                     COMPANY



                                    By /s/ Frank J. Belatti
                                      ----------------------------------------
                                       Frank J. Belatti,
                                       President and Chief Executive Officer

* The Court designated Mr. Layman as an individual authorized to execute this document on behalf of Copeland.

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                       AMERICA'S FAVORITE CHICKEN COMPANY


1. The name of the corporation is America's Favorite Chicken Company, a Minnesota corporation.

2. The following amendments were adopted by the shareholders of the Company at a special meeting of shareholders held on April 1, 1996:

         a. RESOLVED, that Article 3, Section 1 of the Company's Articles of Incorporation is hereby amended and restated as follows:

                           "Section 1. Authorized Classes of Stock. The total
                  number of shares which this Corporation is authorized to issue is 52,500,000 shares, of which 50,000,000 shares of the par value of $.01 per share are designated Common Stock (herein referred to as "Common Stock") and 2,500,000 shares of the par value of $.0l per share are designated Preferred Stock (herein referred to as "Preferred Stock"). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine."

         b. RESOLVED, that Article 3, Section 2, Subsection C of the Company's Articles of Incorporation is hereby amended and restated as follows:

                           "C. Preemptive Rights. The holders of shares of
                  capital stock of the Corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind, or series of the Corporation."

         c. RESOLVED, that Article 3, Section 2 of the Company's Articles of Incorporation is hereby amended to include the following
                  Subsection:

                           "F. Business Combinations. Section 302A.673 of the
                  Minnesota Statutes shall not apply to the Corporation nor to any of its shares of capital stock."

         d. RESOLVED, that the Company's Articles of Incorporation are hereby amended to include the following:

                           "ARTICLE 6. WRITTEN ACTION OF BOARD OF
                                       DIRECTORS

                           An action required or permitted to be taken at a
                  meeting of the Board of Directors of the Corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the Directors unless the action need not be approved by the shareholders of the Corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of Directors that would be required to take the same action at a meeting of the Board of Directors of the Corporation at which all of the Directors were present."

3. The above amendments have been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

                  IN WITNESS WHEREOF, the undersigned, the Chief Executive Officer of America's Favorite Chicken Company, being duly authorized on behalf of America's Favorite Chicken Company, has executed this document this 11th day of April, 1996.


                                             /s/ Frank J. Belatti
                                             ----------------------------------
                                             Frank J. Belatti,
                                             Chief Executive Officer

                           CERTIFICATE OF DESIGNATION
                                       OF
                     10% CUMULATIVE EXCHANGEABLE REDEEMABLE
                                PREFERRED STOCK
                                       OF
                       AMERICA'S FAVORITE CHICKEN COMPANY

                      (Pursuant to Section 302A.401 of the
                      Minnesota Business Corporation Act)

                                   ---------

                  America's Favorite Chicken Company, a corporation organized and existing under the Minnesota Business Corporation Act (the "Corporation"), hereby certifies that the following resolution was adopted as of April 8, 1996 by the Board of Directors of the Corporation acting through its Executive
Committee:

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), there hereby is created, out of the 2,500,000 shares of Preferred Stock of the Corporation authorized in
Article 3 of the Articles of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 1,250,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Articles of Incorporation which are applicable to the Preferred Stock):

                  Section 1. Designation of Amount. The shares of such series shall be designated as "10% Cumulative Exchangeable Redeemable Preferred Stock" (the "10% Preferred Stock") and the authorized number of shares constituting such series shall be 1,250,000 shares. The par value of the 10% Preferred Stock shall be $.01 per share.

                  Section 2.        Dividends.

                  The holders of shares of the 10% Preferred Stock will be entitled to receive, prior to any payment or declaration of dividends with respect to shares of the Corporation's 8% Cumulative Redeemable Preferred Stock (the "8% Preferred Stock"), the Corporation's common stock, par value $.0l
(the "Common Stock"), or any other capital stock of the Corporation ranking junior to the 10% Preferred Stock with respect to the payment of dividends, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends on the shares of the 10% Preferred Stock at the rate of $10.00 per annum per share, and no more, payable in annual installments on April 11, in each year, commencing April 11, 1997. Such dividends shall be cumulative and shall accrue (whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends) on a daily basis, from the date of original issue of each share of the 10%

Preferred Stock and, if unpaid, dividends shall compound on an annual basis at the rate of 10% per annum. Each such dividend shall be paid to the holders of record of the shares of the 10% Preferred Stock as the appear on the share register of the Corporation on the 10th day preceding the dividend payment. date. Dividends shall be payable in cash or, at the Corporation's option, by issuing additional shares (including fractional shares) of 10% Preferred Stock at the rate of one share for each $100.00 of dividend and the issuance of such additional shares shall constitute full payment of such dividends; provided, however, that accrued and unpaid dividends must be paid in cash for any annual period in which cash dividends are paid with respect to the Common Stock.

                  Section 3.        Optional Redemption.

                  (a) The shares of the 10% Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part, at any time after the date of original issuance, subject to the limitations set forth below, at a redemption price of $100.00 per share plus all dividends accrued and unpaid on the shares of the 10% Preferred Stock up to the date fixed for redemption, upon giving notice as provided hereinbelow.

                  (b) If less than all of the outstanding shares of the 10% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the redemption as among the holders of the shares of 10% Preferred Stock shall be on a pro rata basis.

                  (c) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the 10% Preferred Stock, a written notice shall be mailed to each holder of record of shares of the 10% Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the dated fixed for redemption thereof (an "Optional Redemption
Date"), and calling upon such holder to surrender to the Corporation on the Optional Redemption Date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Optional Redemption Date each holder of shares of the 10% Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less that all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Optional Redemption Date, provided that the Corporation has deposited sufficient funds in accordance with the following sentence, all dividends on the shares of the 10% Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as


                                       2.

stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Optional Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. The Corporation on or prior to the Optional Redemption Date shall deposit the redemption price (including all accrued and unpaid dividends up to the Optional Redemption Date) of shares of the 10% Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, and the aforesaid notice to holders of shares of the 10% Preferred Stock to be redeemed shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the dated fixed in such redemption notice (which shall not be later than the Optional Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Optional Redemption
Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of the 10% Preferred Stock at the end of six months after the Optional Redemption Date shall be returned by such bank or trust company to the Corporation.

                  (d) Shares of the 10% Preferred Stock redeemed pursuant to the provisions of this Section 3 shall thereupon be retired and may not be reissued as shares of the 10% Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

                  Section 4.        Mandatory Redemption.

                  (a) The Corporation shall, to the extent permitted by law and from funds legally available therefor, redeem at the redemption price provided in Section 4(b) hereof all then outstanding shares of 10% Preferred Stock on April 11, 2004 (the "Mandatory Redemption Date").

                  (b) At least 30 days but not more than 60 days prior to the Mandatory Redemption Date, a written notice shall be mailed to each holder of record of shares of the 10% Preferred Stock in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder that his shares of 10% Preferred Stock will be redeemed on the Mandatory Redemption Date and calling upon such holder to surrender to the Corporation on the Mandatory Redemption Date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. The redemption price shall be $100.00 per share of 10%


                                       3.

Preferred Stock plus all dividends accrued and unpaid on the shares of the 10% Preferred Stock up to and including the Mandatory Redemption Date. On or after the Mandatory Redemption Date each holder of shares of the 10% Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the Mandatory Redemption Date, provided that the Corporation has deposited sufficient funds in accordance with the following sentence, all dividends on the shares of the 10% Preferred Stock shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Mandatory Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. The Corporation on or prior to the Mandatory Redemption Date shall deposit the redemption price (including all accrued and unpaid dividends up to the Mandatory Redemption Date) of shares of the 10% Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, and the aforesaid notice to holders of shares of the 10% Preferred Stock to be redeemed shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Mandatory Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Mandatory Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of the 10% Preferred Stock at the end of six months after the Mandatory Redemption Date shall be returned by such bank or trust company to the Corporation.

                  (c) If, on the Mandatory Redemption Date, the funds of the Corporation legally available for such redemption shall be insufficient to redeem all shares of 10% Preferred Stock required to be redeemed, funds to the maximum extent legally available for such purposes shall be utilized to redeem the maximum number of outstanding shares of 10% Preferred Stock on such date on a pro rata basis among the holders of 10% Preferred Stock and thereafter the Corporation shall continue to redeem such shares (on a pro rata basis) as promptly as practicable after funds are legally available therefor. Any outstanding shares of 10% Preferred Stock will continue to accrue dividends as set forth in Section 2 until redeemed by the Corporation.

                  (d) Shares of the 10% Preferred Stock redeemed pursuant to the provisions of this Section 4 shall thereupon be retired and may not be reissued as shares of the 10%


                                       4.

Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to the series until such shares are once more designated as part of a particular series of the Preferred Stock.

                  Section 5.       Voting Rights.

                  Except as otherwise provided in Section 9, or as required by law, the holders of shares of the 10% Preferred Stock shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote; provided, however, that such holders, voting as a class, shall have the right to elect one director at any annual or special meeting of stockholders at which directors of the Corporation are elected; provided further, that this right to elect a director shall terminate
(i) upon the consummation of an underwritten public offering of Common Stock of the Corporation which results in gross proceeds to the Corporation in excess of $25 million or (ii) upon a sale by FS Equity Partners III, L.P. and FS Equity Partners International, L.P. of more than 50% of the shares of Common Stock held by them (considered collectively) on April 11, 1996.

                  Section 6.        Liquidation Rights.

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the 10% Preferred Stock shall be entitled to receive, in cash, out of the remaining net assets of the Corporation, the amount of $100.00 for each share of the 10% Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock, the 8% Preferred Stock or any other class of shares of the Corporation ranking junior to the 10% Preferred Stock with respect to payments upon dissolution or liquidation of the Corporation. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the outstanding shares of 10% Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of outstanding shares of 10% Preferred Stock based on the full preferential amounts for the number of outstanding shares of 10% Preferred Stock held by each holder.

                  (b) For purposes of this Section 6, a dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation or a plan of exchange between the Corporation and any other corporation or (ii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided, however, that, in each case, effective provision is made in the articles of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of the 10% Preferred Stock.


                                       5.

                  (c) After the payment of the full preferential amounts provided for herein to the holders of shares of the 10% Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

                  Section 7.        Change of Control.

                  (a) Subject to Section 7(d), Holders of shares of the 10% Preferred Stock shall have the right to require the Corporation to repurchase any or all of such shares in the event of a Change of Control (as defined below) (the date of such occurrence, the "Change of Control Date") at a price of $100.00 per share plus all dividends accrued and unpaid on the shares of 10% Preferred Stock up to the Change of Control Payment Date (as defined in
Section 7(b)). Shares to be repurchased shall be delivered to the Corporation together with any completed transfer documents reasonably required by the Board of Directors, against payment therefor, on the date specified in the notice described in Section 7(b). A "Change of Control" shall have occurred for purposes of this Section 7(a) upon the occurrence of any of the following events: (i) prior to the Initial Public Offering Date (as defined below), the Permitted Holders (as defined below) shall own in the aggregate less than 39% of the Total Voting Power (as defined below) or any other "person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities and Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities and Exchange Act) (a "Third Party") shall have acquired, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act, or any successor provision) a percentage of the Total Voting Power that is greater than the percentage then owned in the aggregate by the Permitted Holders; (ii) from and after the Initial Public Offering Date, a Third Party shall have acquired, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act, or any successor provision), more than the greater of (x) 30% of the Total Voting Power and (y) the Total Voting Power of the Permitted Holders;
(iii) prior to the Initial Public Offering Date, Permitted Holder Directors (as defined below) cease for any reason to constitute a majority of the Corporation's Board of Directors; and (iv) from and after the Initial Public Offering Date, during any period of two consecutive years, individuals who at the beginning of such period constituted the Corporation's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election or appointment by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a two-thirds majority of the Corporation's Board of Directors then in office.


                                       6.

                  "Initial Public Offering Date" means the closing of an underwritten public offering of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, provided that such public offering results in proceeds (before underwriting discount) to the Corporation of at least $45 million.

                  "Permitted Holders" means (i) Freeman Spogli & Co. Incorporated, any successor entities controlled by the principals thereof, and any entity controlled by such entity or under common control therewith or (ii) PENMAN Partners or any of its affiliates (provided that it shall have acquired shares of the common stock of the Corporation in an aggregate amount not exceeding 15% of the Total Voting Power of the Corporation within 90 days after April 11, 1996).

                  "Permitted Holder Directors" means all directors who are one of (i) a member of management of the Corporation, (ii) an affiliate of Freeman Spogli & Co. Incorporated, any successor entity controlled by the principals thereof, and any entity controlled by such entity or under common control therewith or (iii) an affiliate of PENMAN Partners.

                  "Total Voting Power" means, with respect to the Corporation or any Person surviving a merger, consolidation or other business combination (a "Surviving Entity"), voting power of all classes of capital stock entitled to vote in the election of directors of the Corporation or a Surviving Entity (other than preferred stock that is entitled to a limited number of directors).

                  (b) The Corporation shall notify the holders of 10% Preferred Stock in writing of the occurrence of a Change of Control and shall make an offer to purchase (the "Change of Control Offer") on a business day (the "Change of Control Payment Date") that is the 100th day after the Change of Control Date, all shares of 10% Preferred Stock then outstanding at a repurchase price equal to $100.00 per share plus accrued and unpaid dividends, if any, to the Change of Control Payment Date. Notice of a Change of Control Offer shall be mailed by the Corporation within 10 days after the Change of Control Date to each holder of record of 10% Preferred Stock. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state (i) that a Change of Control Offer is being made pursuant to this Section 7 and that all shares of 10% Preferred Stock will be accepted for repurchase; (ii) the repurchase price (including the amount of accrued and unpaid dividends, if any) for each share of 10% Preferred Stock and the Change of Control Payment Date; (iii) that any shares of 10% Preferred Stock not tendered for repurchase will continue to accrue dividends in accordance with the terms thereof; (iv) that holders electing to have shares of 10% Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares to the Corporation at the address specified in the notice prior to 5:00 p.m., Atlanta time, on the business day next preceding the Change of Control Payment Date; and (v) any other instructions to the holders of shares of 10% Preferred Stock.


                                       7.

                  (c)      On the Change of Control Payment Date, subject to
Section 7(d), the Corporation shall (i) accept for repurchase the shares of 10% Preferred Stock tendered pursuant to the Change of Control Offer and (ii) promptly mail or deliver to the holders of shares of 10% Preferred Stock so accepted payment in an amount equal to the repurchase price (including the amount of accrued and unpaid dividends, if any). The Corporation shall promptly authenticate and mail or deliver to such holders new share certificates with respect to any untendered portion of the shares surrendered. The Corporation shall comply, to the extent applicable, with the requirements of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of shares of 10% Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 7, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7 by virtue thereof. For any share of 10% Preferred Stock delivered for repurchase pursuant to this Section 7, from and after the Change of Control Payment Date (unless default shall be made by the Corporation in repurchasing the shares of the 10% Preferred Stock so delivered), dividends on such shares of the 10% Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the repurchase price) shall cease and terminate.

                  (d) If, on the Change of Control Payment Date, the funds of the Corporation legally available for such repurchase shall be insufficient to repurchase all shares of 10% Preferred Stock required to be repurchased, funds to the maximum extent legally available for such purposes shall be utilized to repurchase the maximum number of outstanding shares of 10% Preferred Stock on such date on a pro rata basis among the holders of shares of 10% Preferred Stock tendered and thereafter the Corporation shall continue to repurchase such shares (on a pro rata basis) as promptly as practicable after funds are available therefor. Any outstanding shares of 10% Preferred Stock will continue to accrue dividends as set forth in Section 2 until repurchased by the Corporation.

                  (e) Shares of the 10% Preferred Stock repurchased pursuant to the provisions of this Section 7 or surrendered to the Corporation shall thereupon be retired and may not be reissued as shares of the 10% Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to the series until such shares are once more designated as part of a particular series of the Preferred Stock.

                  Section 8.        Exchange.

                  (a) The Corporation, at its sole option, may require the holders of outstanding shares of 10% Preferred Stock, including fractional shares thereof, to exchange such shares in whole or, from time to time, in part, for 10% Cash-Pay Subordinated Debentures (the


                                       8.

"Exchange Debentures") of the Corporation in substantially the form set forth on Exhibit A hereto.

                  (b) The Corporation shall effect the exchange it is permitted to require under Section 8(a) pro rata according to the number of shares held by each holder of outstanding shares of 10% Preferred Stock. Holders of outstanding shares of 10% Preferred Stock which are required to be exchanged shall be entitled to receive the Exchange Debentures in a principal amount equal to (i) $100.00 for each outstanding share of 10% Preferred Stock (with appropriate adjustments for fractional shares) held by them which is required to be exchanged plus (ii) all accrued but unpaid dividends with respect to such shares (the "Exchange Price"). Following any such exchange, the rights of holders of outstanding shares of 10% Preferred Stock as stockholders of the Corporation shall cease with respect to those outstanding shares of 10% Preferred Stock which are to be exchanged, and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated, with respect to such Exchange Debentures, for all purposes as the holders of such Exchange Debentures.

                  (c) At least 30 days and not more than 60 days prior to the date fixed for any exchange of outstanding shares of 10% Preferred Stock (the "Exchange Date"), written notice (the "Exchange Notice" and the 10% Preferred Stock that has been called by the Company for exchange shall be referred to herein as the "Exchanged Stock") shall be mailed, postage prepaid, to each holder of record of the outstanding shares of Exchanged Stock at his mailing address last shown on the records of the Corporation. The Exchange Notice shall state (i) the percentage of the outstanding shares of the 10% Preferred Stock which are being required to be exchanged; (ii) the number of outstanding shares of Exchanged Stock held by the holder; (iii) the Exchange Date and Exchange Price; and (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the outstanding shares of Exchanged Stock to be exchanged.

                  (d) On or before the Exchange Date, each holder of outstanding shares of Exchanged Stock shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Exchange Notice, and thereupon Exchange Debentures in the amount of the Exchange Price for such shares shall be delivered to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. The shares to be exchanged shall be deemed to be no longer outstanding from and after the date on which Exchange Debentures are issued. In the event less than all of the shares represented by any such certificate or certificates are exchanged, a new certificate or certificates shall be issued representing the unexchanged shares.


                                       9.

                  Section 9.        Limitations. In addition to any other
rights provided by applicable law, so long as any shares of the 10% Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders that own, in the aggregate, 66% or more of the outstanding shares of the 10% Preferred Stock change the preferences, rights or powers with respect to the 10% Preferred
Stock so as to affect the 10% Preferred Stock adversely; but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent in connection with any increase in the total number of authorized shares of the Common Stock provided, however, that no such vote or written consent of the holders of the shares of the 10% Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares of preferred stock is to be made or any such change is to take effect, as the case may be, all the then outstanding shares of the 10% Preferred Stock shall have been redeemed.

                  Section 10. No Preemptive Rights. Holders of shares of the 10% Preferred Stock are hereby denied preemptive rights to subscribe for or acquire unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation, provided that this Section 10 shall not be construed to deny preemptive rights to any such holder in respect of any other class or series of the Corporation's capital stock owned by such holder.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Frank J. Belatti, its Chairman and Chief Executive Officer, this 11th day of April 1996.


                                    AMERICA'S FAVORITE CHICKEN COMPANY


                                    By: /s/ Frank Belatti
                                       ----------------------------------------
                                    Title: Chairman and Chief Executive Officer


                                      10.

                                    EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH LAWS. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OBLIGATIONS WITH RESPECT TO THE TRANSFER, PLEDGE AND HYPOTHECATION THEREOF AS SET FORTH IN THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF ______, 1996, WHICH MAY BE REVIEWED AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION AND A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR.



                               AMERICA'S FAVORITE
                                 CHICKEN COMPANY

                      10% CASH-PAY SUBORDINATED DEBENTURE

                                   No.________



$_______________________                                    _____________, _____
                                                            Atlanta, Georgia

         America's Favorite Chicken Company, a Minnesota corporation (the "Corporation"), for value received, hereby promises to pay to _____________________ (the "Debenture Holder"), the principal sum of
_________________ ($_______________________ ) on April 11, 2004, (the "Maturity
Date") and to pay interest hereon, annually in arrears until the principal hereof is paid or duly provided for, on each April 11 (the "Interest Payment Date") at the rate of 10% per annum. Interest shall accrue from the most recent date on which interest has been paid, or if no interest has been paid, from the date hereof. Payments of principal and interest on this Debenture will be made by check at the principal office of the Corporation. This Debenture is one of a series of 10% Cash-Pay Subordinated Debentures which may be issued by the Corporation from time to time (the "Debentures").


         1.       Redemption.

                  1.1 Optional Redemption. The Corporation may, at any time or from time to time, redeem this Debenture as a whole or in part on thirty days written notice to the Debenture Holder. The redemption price for this Debenture shall be equal to its then outstanding principal amount, plus an amount equal to any accrued and unpaid interest through the Redemption Date (as defined below) (whether or not declared).

                  1.2 Interest on Redemption. This Debenture (or portions hereof) for the redemption and payment of which provision is made shall cease to bear interest from and after the date on which this Debenture (or such portions hereof) are actually redeemed in accordance with this Section 1 (the "Redemption Date").

                  1.3 New Debenture. In the event of redemption of this Debenture in part only, a new Debenture for the unredeemed portion hereof shall be issued in the name of the Debenture Holder hereof upon the cancellation hereof.

         2.       Subordination of Debenture.

                  2.1 Debenture Subordinated to Senior Indebtedness. The Corporation covenants and agrees, and the Debenture Holder by its acceptance hereof likewise covenants and agrees, that all payments of the principal of and interest on this Debenture by the Corporation shall be subordinated in accordance with the provisions of Section 2.2 to the prior payment in full of all principal, interest, fees, expenses, indemnification and other amounts payable under the Senior Indebtedness (as defined below) of the Corporation (including any interest accruing following the institution of bankruptcy or any similar proceedings).

                  "Senior Indebtedness" means all obligations of the Corporation now or hereafter existing with respect to the principal of, premium, if any, and interest on, and all fees, expenses, indemnities and other amounts payable under or in connection with (1) the Amended and Restated Loan Agreement dated April 11, 1996 among the Corporation and the lenders named therein (the "Credit Agreement") and (2) any other indebtedness of the Corporation unless such indebtedness is specifically identified in the instrument evidencing the same as not constituting Senior Indebtedness for the purpose of this Debenture; provided that the Corporation's Fixed Rate Subordinated Notes and any other Debenture shall not constitute "Senior Indebtedness" for purposes of this Debenture.

                  "Specified Senior Indebtedness" means all obligations of the Corporation now or hereafter existing with respect to the principal of, premium, if any, and interest on, and all fees, expenses, indemnities and other amounts payable under or in connection with (i) the Credit Agreement, (ii) any other Senior Indebtedness for borrowed money and (iii) any other Senior Indebtedness which is specifically identified in the instrument evidencing the same as constituting "Specified Senior Indebtedness."

                  2.2      Priority and Payment Over of Proceeds in Certain
                           Events.

                           (a)      Upon any payment or distribution of assets
or securities of the Corporation, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation, reorganization or marshalling of assets of the Corporation, whether voluntary or involuntary or in bankruptcy,


                                       2.

insolvency, receivership or other proceedings, all amounts payable on or in connection with the Senior Indebtedness shall first be paid in full, before the Debenture Holder shall be entitled to receive any payment of principal of or interest on this Debenture. In the event of any such dissolution or winding up or liquidation, reorganization or marshalling of assets, before any payment may be made by the Corporation of the principal of or interest on this Debenture, any payment or distribution of assets or securities of the Corporation of any kind or character (other than the securities of the Corporation as reorganized or readjusted or securities of the Corporation or any other company, trust or corporation provided for by a plan of reorganization or readjustment, which securities are junior or the payment of which is postponed and subordinate, at least to the extent provided in this Section 2 with respect to this Debenture, to the payment of all Senior Indebtedness at the time outstanding or to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding) whether in cash, property or securities, to which the Debenture Holder would be entitled, except for the provisions of this Section 2, shall be made by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                           (b)      No direct or indirect payment by or on
behalf of the Corporation of principal, premium (if any) or interest on this Debenture whether pursuant to the terms of this Debenture or by way of purchase or other acquisition of this Debenture or otherwise shall be made if, at the time of such payment, there exists a default (whether a payment or non-payment default) under any Specified Senior Indebtedness and such default shall not have been cured and waived or the benefits of this sentence waived in writing in accordance with the provisions, if any, of the governing document by or on behalf of the holders of such Specified Senior Indebtedness.

                           (c)      In the event that, notwithstanding the
foregoing provisions prohibiting such payment or distribution, the Debenture Holder shall have received any payment on account of the principal of or interest on this Debenture (other than as permitted by paragraphs (a) and (b) of this Section 2.2) at a time when such payment is prohibited by this Section 2.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Senior Indebtedness and shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or cash equivalents all amounts payable on or in connection with the Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative.

         Upon any payment or distribution of assets or securities referred to in this Section 2, the Debenture Holder shall be entitled to rely upon any order or decree of a court of


                                       3.

competent jurisdiction in which such dissolution, winding up, liquidation, reorganization proceedings or marshalling of assets are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution delivered to the Debenture Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.

                  2.3 Payments May be Paid Prior to Dissolution. Nothing contained in this Section 2 or elsewhere in this Debenture shall prevent the Corporation from making payments at any time for the purpose of paying principal of and interest on this Debenture unless the Corporation is expressly prohibited from making any such payment by paragraphs (a) or (b) of Section 2.2. The Corporation shall give prompt written notice to the Debenture Holder of any dissolution, winding up, liquidation or reorganization of the Corporation.

                  2.4 Rights of Holders of Senior Indebtedness Not to be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Corporation, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time from time to time, without the consent of or notice to the Debenture Holder, without incurring responsibility to the Debenture Holder, and without impairing or releasing the subordination provided in this Section or the obligations hereunder of the Debenture Holder to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation and any other person.

         The provisions of this Section are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness.

                  2.5 Subrogation. Upon the payment in full of all amounts payable under or in respect of the Senior Indebtedness of the Corporation, Debenture Holder shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Corporation made on such Senior Indebtedness until this Debenture


                                       4.

shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Debenture Holder would be entitled except for the provisions of this Section 2, and no payment over pursuant to the provisions of this Section 2 to holders of such Senior Indebtedness by the Debenture Holder, shall, as between the Corporation, its creditors other than holders of such Senior Indebtedness and the Debenture Holder, be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 2 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Debenture Holder, on the other hand.

         If any payment or distribution to which the Debenture Holder would otherwise have been entitled but for the provisions of this Section 2 shall have been applied, pursuant to the provisions of this Section 2, to the payment of all amounts payable under the Senior Indebtedness of the Corporation, then and in such case, Debenture Holder shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received in respect of such Senior Indebtedness by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of, the Senior Indebtedness in full.

                  2.6 Obligations of Corporation Unconditional. Nothing contained in this Section 2 or elsewhere in this Debenture is intended to or shall impair, as between the Corporation and the Debenture Holder, the obligations of the Corporation, which are absolute and unconditional, to pay to the Debenture Holder the principal of and interest on this Debenture as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Debenture Holder and creditors of the Corporation other than the holders of the Senior Indebtedness of the Corporation, nor shall anything herein or therein prevent the Debenture Holder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Section 2 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

         3.       Change of Control.

                  3.1 Repurchase Right. The holders of Debentures shall have the right to require the Corporation to purchase all or any portion of the outstanding Debentures in the event of a Change of Control (as defined below) (the date of such occurrence, the "Change of Control Date") at a price equal to 100% of the principal amount of the Debentures to be purchased, together with all accrued and unpaid interest with respect thereto up to the Change of Control Payment Date (as defined in Section 3.2). Debentures to be purchased shall be delivered to the Corporation together with any completed transfer documents reasonably required by the Board of Directors, against payment therefor, on the date specified in the notice described in Section 3.2. A "Change of Control" shall have occurred for purposes of this Section 3.1


                                       5.

upon the occurrence of any of the following events: (i) prior to the Initial Public Offering Date (as defined below), (a) the Permitted Holders (as defined below) shall own in the aggregate less than 39% of the Total Voting Power (as defined below) or (b) any other "person" or related group (within the meaning of
Section 13(d)(3) or Section 14(d)(2) of the Securities and Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities and Exchange Act)(a "Third Party") shall have acquired, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act, or any successor provision) a percentage of the Total Voting Power that is greater than the percentage then owned in the aggregate by the Permitted Holders; (ii) from and after the Initial Public Offering Date, a Third Party shall have acquired, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act, or any successor provision), more than the greater of (x) 30% of the Total Voting Power and (y) the Total Voting Power of the Permitted Holders; (iii) prior to the Initial Public Offering Date, Permitted Holder Directors (as defined below) cease for any reason to constitute a majority of the Corporation's Board of Directors; and
(iv) from and after the Initial Public Offering Date, during any period of two consecutive years, individuals who at the beginning of such period constituted the Corporation's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election or appointment by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a two-thirds majority of the Corporation's Board of Directors then in office.

         "Initial Public Offering Date" means the closing of an underwritten public offering of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, provided that such public offering results in proceeds (before underwriting discount) to the Corporation of at least $45 million.

         "Permitted Holders" means (i) Freeman Spogli & Co. Incorporated, any successor entities controlled by the principals thereof, and any entity controlled by such entity or under common control therewith or (ii) PENMAN Partners or any of its affiliates (provided that it shall have acquired shares of the common stock of the Corporation in an aggregate amount not exceeding 15% of the Total Voting Power of the Corporation within 90 days after April 11,
1996).

         "Permitted Holder Directors" means all directors who are one of (i) a member of management of the Corporation, (ii) an affiliate of Freeman Spogli & Co. Incorporated, any successor entity controlled by the principals thereof, and any entity controlled by such entity or under common control therewith or (iii) an affiliate of PENMAN Partners.


                                       6.

         "Total Voting Power" means, with respect to the Corporation or any person surviving a merger, consolidation or other business combination (a "Surviving Entity"), voting power of all classes of capital stock entitled to vote in the election of directors of the Corporation or a Surviving Entity (other than preferred stock that is entitled to a limited number of directors).

                  3.2 Notice. The Corporation shall notify the holders of Debentures in writing of the occurrence of a Change of Control and shall make an offer to purchase (the "Change of Control Offer") on a business day (the "Change of Control Payment Date") that is the 100th day after the Change of Control Date, all Debentures then outstanding at a purchase price equal to 100% of the principal amount of each Debenture plus accrued and unpaid interest, if any, to the Change of Control Payment Date. Notice of a Change of Control Offer shall be mailed by the Corporation within 10 days after the Change of Control Date to each holder of record of Debentures. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state (i) that a Change of Control Offer is being made pursuant to this Section 3 and that all Debentures will be accepted for purchase; (ii) the purchase price (including the amount of accrued and unpaid interest, if any) for each Debenture and the Change of Control Payment Date;
(iii) that any Debenture not tendered for purchase will continue to accrue interest in accordance with the terms thereof; (iv) that holders electing to have Debentures purchased pursuant to a Change of Control Offer will be required to surrender such Debentures to the Corporation at the address specified in the notice prior to 5:00 p.m., Atlanta time, on the business day next preceding the Change of Control Payment Date; and (v) any other instructions to the holders of Debentures.

                  3.3 Payment. On the Change of Control Payment Date the Corporation shall (i) accept for purchase the Debentures tendered pursuant to the Change of Control Offer and (ii) promptly mail or deliver to the holders of Debentures so accepted payment in an amount equal to the purchase price (including the amount of accrued and unpaid interests, if any). The Corporation shall promptly authenticate and mail or deliver to such holders new Debentures with respect to any untendered portion of the Debentures surrendered. The Corporation shall comply, to the extent applicable, with the requirements of the Exchange Act and any other securities laws or regulations in connection with the repurchase of shares of 10% Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3 by virtue thereof. For any Debenture delivered for purchase pursuant to this Section 3, from and after the Change of Control Payment Date (unless default shall be made by the Corporation in purchasing the Debentures so delivered), interest on such Debentures shall cease to accrue, and such Debentures shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof (except the right to receive from the Corporation the purchase price) shall cease and terminate.


                                       7.

         4.       Miscellaneous.

                  4.1 Registration Rights. The holders of the Debentures shall be entitled to the registration rights set forth on Schedule 1 hereto.

                  4.2 Governing Law. This Debenture shall be governed in all respects by the laws of the State of Minnesota applicable to contracts executed in and to be performed in that state (without regard to principles of conflicts of law).

                  4.3 Amendment. The provisions of this Debenture may be amended, waived, discharged or terminated by the written consent of the Corporation and registered holders of a majority of principal amount of the then outstanding Debentures; provided however that with respect to any amendment of the definition of Change of Control in Section 3.1, holders of 66% or more of the principal amount of the then outstanding Debentures shall consent; and provided further that the interest rate, principal amount and Maturity Date of this Debenture may only be amended with the written consent of the Debenture Holder. Any such amendment, waiver, discharge or termination shall be binding on the Debenture Holder at the time and any future holder of this Debenture.

                  4.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed postage prepaid, or delivered either by hand, telex, telegram, telecopier, facsimile, mailgram or messenger, addressed (a) if to the Debenture Holder, to such address as the Debenture Holder shall have furnished the Corporation in writing in accordance with this Section, or (b) if to the Corporation, 6 Concourse Parkway, Suite 1700, Atlanta, Georgia 30328, Attention: General Counsel, or at such other address as the Corporation shall have furnished to the Debenture Holder in writing in accordance with this Section. All such notices or communications shall be deemed given when actually delivered by hand, messenger, telegram, telex, telecopier, facsimile or mailgram or, if mailed, within five
(5) days after the time of posting.

                  4.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Debenture Holder, upon any breach or default of the Corporation under this Debenture, shall impair any such right, power or remedy of the Debenture Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Debenture Holder of any breach or default under this Debenture, or any waiver on the part of the Debenture Holder of any of the provisions or conditions of this


                                       8.

Debenture, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Debenture, or by law or otherwise afforded to the Debenture Holder, shall be cumulative and not alternative.

                                           AMERICA'S FAVORITE CHICKEN COMPANY



                                           By:
                                              ---------------------------------


                                               Title:
                                                     --------------------------


                                       9.

                                   SCHEDULE 1

                        TERMS OF THE REGISTRATION RIGHTS
                  OF THE 10% CASH PAY SUBORDINATED DEBENTURES


                  Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Debenture (the "Debenture") to which this Schedule 1 is attached.

                                    I

                  SECTION 1.1 Definitions. For purposes of this Schedule 1, the following terms shall have the following meanings:

                  "Demand Registration" means a Demand Registration as defined in Section 2.1.

                  "Excess Amount" means the principal amount of Registrable Securities requested by a Holder or Holders to be sold pursuant to Section
2.1 which the managing Underwriter or Underwriters determines exceeds the aggregate principal amount of Registrable Securities which can successfully be sold in an orderly manner in such offering.

                  "Holder" means each holder of a Debenture upon the original issuance of the Debenture or any Permitted Transferee (as defined in that certain Stockholders Agreement dated April 11, 1996 among the Corporation and the stockholders named therein (the "Stockholders Agreement") thereof.

                  "Other Holder Notice" means an Other Holder Notice as defined in Section 2.1.

                  "Registrable Security" means any Debenture outstanding until
(i) a registration statement covering such Debenture has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it may be sold pursuant to Rule 144(k) under such Act or (iii) it has been otherwise Transferred, the Corporation has delivered a new certificate or other evidence of ownership for it not bearing the legend required pursuant to the Stockholders Agreement and it may be resold without subsequent registration under the Securities Act.

                  "Requisite Number" means at least 51% of the aggregate principal amount of the Registrable Securities then outstanding.

                  "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

                  "Transfer" means any direct or indirect transfer, sale, assignment or other disposition of Debentures.

                  "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

                                       II

                  SECTION 2.1       Demand Registration.

                  (a) Request for Registration. At any time on or after the date which is six months following the closing of the Initial Public Offering (as defined in the Stockholders Agreement) or at any time after April 11, 2001, any Holder or Holders owning, individually or in the aggregate, at least the Requisite Number may make a written request for registration under the Securities Act of all or part of its or their Registrable Securities (a "Demand Registration"); provided that the Holder or Holders making the request are together requesting that the Requisite Number be registered, and provided further that the Corporation shall not be obligated to effect more than one Demand Registration for all of the Holders and their Permitted Transferees as a group. Such request will specify the principal amount of the Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Corporation shall give written notice of such registration request within 10 days after the receipt thereof to all other Holders. Within 20 days after receipt of such notice by any Holder, such Holder may request in writing that Registrable Securities be included in such registration. Each such request by such other Holders (each, an "Other Holder Notice") shall specify the principal amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. The Corporation shall include in such Demand Registration the Registrable Securities of any other Holder requested to be so included and such Holder shall be deemed to be a Holder who initiated a Demand Registration for purposes of this Schedule 1, including, without limitation, Sections 2.1 and 2.2. Unless a majority in interest of the participating Holders shall consent in writing, no other party, including the Corporation, shall be permitted to offer securities under any Demand Registration initiated by the Holders.

                  (b) Effective Registration. A registration will not count as a Demand Registration until it has become effective.

                  (c) Underwritten Offering. If the Holder initiating a Demand Registration so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Corporation and such Holder shall jointly select one or more nationally recognized firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional managers to be used in connection with the offering.


                                       2.

                  (d) Required Delays. Notwithstanding anything contained in this Section 2.1 to the contrary, if any request for Demand Registration is delivered at a time when the Corporation has determined or is currently planning to file a Registration Statement with respect to an underwritten primary registration of Common Stock on behalf of the Corporation (so long as a Registration Statement is filed with respect thereto within two months of the Holder's or Holders' request for Demand Registration), the Corporation may require the Holder or Holders to postpone such request until the sooner of the expiration of the 120-day period following the effective date of such registration or six months from the day of the Holder's or Holders' request for such Demand Registration; and, provided further, however, that if such request is delivered at a time when such registration would adversely affect a material acquisition or merger to which the Corporation is a party, the Corporation may require the Holder to postpone such request for an appropriate period (not to exceed 90 days). In either such event, the Corporation shall deliver a certificate signed by the President or the Chairman confirming the Corporation's reasons for postponing the registration.

                  SECTION 2.2       Reduction of Offering.

                  (a) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 determine that the size of the offering that the Holders intend to make is such that the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then the Corporation shall not include in such registration the principal amount of Registrable Securities requested to be included in such offering equal to the Excess Amount, such reduction to be allocated pro rata among the participating Holders.

                  (b)      If, as a result of the proration provisions of
Section 2.2(a), any Holder shall not be entitled to include all Registrable Securities in a Demand Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

                                      III

                  SECTION 3.1 Filings; Information. Whenever any Holder requests that any Registrable Securities be registered pursuant to Section 2.1 hereof, the Corporation will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                  (a) The Corporation will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Corporation then qualifies or which counsel for the Corporation shall deem appropriate and which form shall be available


                                       3.

for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective until the earlier of (i) 90 days from the date such registration statement became effective or (ii) the date on which the sale of Registrable Securities has been completed; provided that, if the Corporation shall furnish to any Holder making a request pursuant to Section 2.1 a certificate signed by either its Chairman or Chief Executive Officer stating that in his good faith judgment it would be significantly disadvantageous to the Corporation or its shareholders for such a registration statement to be filed as expeditiously as possible, the Corporation shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1.

                  (b) The Corporation will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder, one counsel representing all such Selling Holders, and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to prompt review and approval by the foregoing, and thereafter furnish to such Selling Holder, counsel and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

                  (c) After the filing of the registration statement, the Corporation will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) The Corporation will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Corporation and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Corporation will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                  (e) The Corporation will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be


                                       4.

delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

                  (f) The Corporation will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                  (g) The Corporation will deliver promptly to each Selling Holder of such Registrable Securities and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Corporation, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), subject to restrictions imposed by any governmental authority governing access to classified information, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Corporation determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause
(ii), the Inspectors shall provide the Corporation with prompt notice of any such request or requirement so that the Corporation may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided further, that if failing the entry of a protective order or the waiver by the Corporation permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder of such Registrable Securities agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Corporation) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the


                                       5.

securities of the Corporation or its affiliates unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (h) The Corporation may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Corporation such information regarding the distribution of the Registrable Securities as the Corporation may from time to time reasonably request and such other information as may be legally required in connection with such registration.

                  (i) At the request of the Corporation, each Selling Holder shall exchange its Debentures for debt securities with the same economic terms as the Debentures which are governed by an indenture that complies with the Trust Indenture Act.

                  Each Selling Holder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in
Section 3.1(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by the Corporation, such Selling Holder will deliver to the Corporation all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation shall give such notice, the Corporation shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Corporation shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

                  SECTION 3.2 Registration Expenses. In connection with any Demand Registration pursuant to Section 2.1 hereof, the Corporation shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Corporation's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Corporation and fees and expenses for independent certified public accountants retained by the Corporation and (vi) the fees and expenses of any special experts retained by the Corporation in connection with such registration. The Corporation shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders.


                                       6.

                                       IV

                  SECTION 4.1 Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability and any action in respect thereof to which such Selling Holder, its officers, directors and agents, and any such controlling Person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Selling Holder, its officers, directors and agents, and each such controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its officers, directors and agents, or any such controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Corporation also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1. The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability and any action in respect thereof if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case for any loss, claim, damage, liability and any action in respect thereof to the extent that it arises from or is based upon written information relating to a Person furnished expressly for use in connection with such registration by such Person, nor shall the Corporation be liable to any Person for any such loss, claim, damage or liability and any action in respect thereof to the extent it arises from or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Person after the Corporation had provided written notice to such Person that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Corporation had provided written notice to such Person that such registration statement or prospectus contained such omission or alleged omission, or (iii) the failure of such Person to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the Securities Act, to be so delivered, provided that a sufficient number of copies thereof had been provided by the Corporation to such Person.

                  SECTION 4.2 Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the


                                       7.

Corporation, its officers, directors and agents and each Person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Corporation provided in this Section 4.2. In no event, however, shall any indemnity obligation under this Section 4.2 exceed the gross proceeds from the offering received by such Selling Holder.

                  SECTION 4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party") notify the Indemnifying Party in writing of the claim or the commencement of such action provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under
Section 4.1 or 4.2 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) based upon the written opinion of counsel of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.


                                       8.

                  SECTION 4.4 Contribution. If the indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Corporation and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Corporation and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Corporation on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Corporation and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Corporation and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Corporation and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation and the Selling Holders or by the Underwriters. The relative fault of the Corporation on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Corporation and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged


                                       9.

untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

                                       V

                  SECTION 5.1 Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights; provided that (i) such Person will not be required to make any representations or warranties except those which relate solely to themselves and (ii) the liability of such Person to any Underwriter under such underwriting agreement will be limited to liability arising from misstatements in, or omissions from, written information regarding such Person provided by or on behalf of such Person for inclusion in the prospectus.

                  SECTION 5.2 Rule 144. The Corporation covenants that it will use its reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent reasonably required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar Rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Corporation will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  SECTION 5.3 Holdback Agreements. To the extent not inconsistent with applicable law, each Holder of Registrable Securities agrees not to effect any sale or distribution of the issue being registered or of a similar security of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 14 days prior to, and during the 180-day period beginning on, the effective date of the registration statement filed by the Corporation (except as part of such registration) if, and to the extent, requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.


                                      10.

                  SECTION 5.4 Stockholders Agreement. Notwithstanding anything above to the contrary, all Transfers of Registrable Securities subject to the provisions of the Stockholders Agreement shall be made only in accordance with such provisions.



                                      11.

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                       AMERICA'S FAVORITE CHICKEN COMPANY


1. The name of the corporation is America's Favorite Chicken Company, a Minnesota corporation.

2. The Articles of Incorporation of the corporation are hereby amended to change the name of the corporation to AFC Enterprises, Inc.

3. The above amendment was adopted by the shareholders of the corporation at a special meeting of shareholders held on September 30, 1996.

4. The above amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned, the Chief Executive Officer of America's Favorite Chicken Company, being duly authorized on behalf of America's Favorite Chicken Company, has executed this document this 1st day of October, 1996.


                                             /s/ Frank J. Belatti
                                             ----------------------------------
                                             Frank J. Belatti,
                                             Chief Executive Officer

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             AFC ENTERPRISES, INC.

         The undersigned, Dick R. Holbrook, President of AFC Enterprises, Inc., a Minnesota corporation (the "Company"), hereby certifies that the following resolutions were duly adopted by the Shareholders and Board of Directors of the Company pursuant to Chapter 302A of the Minnesota Business Corporation Act on February 7, 2001, and that such resolutions have not been subsequently modified or rescinded:

                  WHEREAS, Section 302A.402 Subd. 2 of the Minnesota Business Corporation Act requires approval of the Board of Directors and the shareholders and the filing of Articles of Amendment in order to effectuate a reverse stock split; and

                  WHEREAS, the Company wishes to effectuate a two for three reverse stock split in order to (1) increase the number of unissued and authorized shares of common stock of the Company, (2) reduce the number of issued and outstanding shares of common stock of the Company and (3) and optimally position the Company from a price perspective with respect to the proposed initial public offering of its common stock.

                  NOW, THEREFORE, IT IS RESOLVED, that each outstanding share of the Company's common stock shall be, and hereby is, converted into two-thirds (2/3) of one share of the Company's common stock, with each fractional share that would have resulted from the reverse stock split being rounded up to the next whole share; and the officers of the Company are hereby authorized and directed to sign and deliver to the shareholders certificates representing the number of shares of the common stock to which they are entitled on a post-split basis upon surrender of the certificates outstanding prior to the reverse stock split; provided that until such certificates are so surrendered and exchanged, each certificate currently outstanding shall represent two-thirds of the number of shares stated thereon.

                  FURTHER RESOLVED, that the authorized capital stock of the Company as provided in Article 3 of the Company's Articles of Incorporation shall continued to be $2,500,000 shares, 50,000,000 of which are shares of $.01 par value common stock and 2,500,000 of which are shares of $.01 par value preferred stock.

                  FURTHER RESOLVED, that the foregoing resolutions shall be effective upon the filing of Articles of Amendment in the manner provided by law.


                  FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to prepare, execute and acknowledge Articles of Amendment on behalf of the Company, embracing the foregoing resolutions and to cause such Articles of Amendment to be filed for record in the manner required by law.

                  IN WITNESS WHEREOF, the undersigned, the President of AFC Enterprises, Inc., being duly authorized on behalf of AFC Enterprises, Inc., has executed these Articles of Amendment as of February 7, 2001.



                                             /s/ Dick R. Holbrook
                                             --------------------------------
                                             Dick R. Holbrook, President

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                             AFC ENTERPRISES, INC.


1. The name of the corporation is AFC Enterprises, Inc., a Minnesota corporation.

2. The Articles of Incorporation of the corporation are hereby amended to delete Article 3, Section 1 and replace it with the following:

                  "Section 1. Authorized Classes of Stock. The total number of shares of which this Corporation is authorized to issue is 152,500,000 shares, of which 150,000,000 shares of the par value of $.01 per share are designated Common Stock (herein referred to as "Common Stock") and 2,500,000 shares of par value of $.01 per share are designated Preferred Stock (herein referred to as "Preferred Stock"). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine."

3. The above amendment was adopted by the Board of Directors and approved by the shareholders of the corporation at the annual meeting of shareholders held on May 14, 2002, in accordance with Chapter 302A of the Minnesota Business Corporation Act.


      IN WITNESS WHEREOF, the undersigned, the President of AFC Enterprises, Inc., being duly authorized on behalf of AFC Enterprises, Inc. has executed this document this 24th day of June, 2002.



                                             /s/ Dick R. Holbrook
                                             ---------------------------------
                                             DICK R. HOLBROOK
                                             President